CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Fidelity Select Portfolios of our report dated April 15, 2021, relating to the financial statements and financial highlights, which appear in Air Transportation Portfolio, Energy Portfolio, Energy Service Portfolio, Natural Gas Portfolio, and Transportation Portfolio’s Annual Reports on Form N-CSR for the year ended February 28, 2021 and of Fidelity Select Portfolios of our report dated April 16, 2021, relating to the financial statements and financial highlights, which appear in Communications Equipment Portfolio and Computers Portfolio’s Annual Reports on Form N-CSR for the year ended February 28, 2021. We also consent to the references to us under the headings “Additional Information About the Funds” and “Experts” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated April 29, 2021 for Air Transportation Portfolio, Communications Equipment Portfolio, Computers Portfolio, Energy Portfolio, Energy Service Portfolio, Natural Gas Portfolio, Transportation Portfolio, which are also incorporated by reference in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 19, 2021